UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

United Natural Foods, Inc., a Delaware corporation (the “Company”), has set the date for its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) as January 13, 2010, with a record date of November 17, 2009.  The Company’s stockholders of record as of the close of business on November 17, 2009 will be provided notice of Internet availability of proxy materials and will be entitled to vote at the Annual Meeting.  Because the date of the Annual Meeting has been moved by more than 30 days from the anniversary date of the Annual Meeting of Stockholders held on December 12, 2008 any stockholder proposal that is submitted to the Company for inclusion in the proxy materials to be distributed in connection with the Annual Meeting must be sent to the Company prior to the deadline established in Rule 14a-8(e)(2) of the Securities Exchange Act of 1934.  Proposals should be sent to the Company’s Corporate Secretary at the Company’s principal executive offices, 313 Iron Horse Way, Providence, RI 02908, and must comply with the applicable requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials and the Company’s bylaws.

A stockholder proposal not included in the Company’s proxy statement for the Annual Meeting will not be eligible for presentation at the Annual Meeting unless the stockholder gives timely notice of the proposal in proper written form to the Company’s Corporate Secretary and otherwise complies with the provisions of the Company’s bylaws.  For a stockholder notice to be timely under the Company’s bylaws, it must be delivered to or mailed and received at the Company’s principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the date of the Annual Meeting.  Please refer to the full text of the Company’s bylaws for additional information about the advance notice provisions and requirements as well as other information required to be included in the stockholders’ notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Name:	Mark E. Shamber
Title:	Senior Vice President and Chief Financial Officer

Date:   November 3, 2009